UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 25, 2008

Echo Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation)	000-23017 (Commission File Number)	41-1649949 (I.R.S. Employer Identification No.)

10 Forge Parkway Franklin, Massachusetts (Address of Principal Executive Offices)		02038 (Zip Code)
Registrant’s telephone number, including area code: (508) 553-8850
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
          On March 25, 2008, the Registrant granted a nonqualified stock option (the “NQSO”) for 50,000 shares of the Registrant’s common stock, par value $0.01 per share, to its newly elected director, Vincent D. Enright, pursuant to a Nonqualified Stock Option Agreement dated as of March 25, 2008 by and between the Registrant and Mr. Enright.
          The NQSO has an exercise price of $1.55 per share and expires on March 25, 2018. One third of the NQSO vests on the grant date and the remaining two thirds will vest in equal amounts on each of the first and second anniversaries of the grant date. The NQSO vests upon a “change in control,” as such term is defined in the Nonqualified Stock Option Agreement.
          The foregoing description of the Nonqualified Stock Option Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Nonqualified Stock Option Agreement, the form of which is included as Exhibit 10.1 to this current report and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On March 25, 2008, the Board of Directors elected Vincent D. Enright to the Board of Directors. The information set forth in Item 1.01 with respect to the grant of a NQSO to Mr. Enright is incorporated by reference into this Item 5.02. Currently, Mr. Enright does not serve on any committees, but the Board intends to appoint him to the Audit, Compensation and Nominating Committees as soon as practicable.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Nonqualified Stock Option Agreement by and between the Registrant and Vincent D. Enright dated as of March 25, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: March 27, 2008	By:	/s/ Harry G. Mitchell
Harry G. Mitchell
Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Nonqualified Stock Option Agreement by and between the Registrant and Vincent D. Enright dated as of March 25, 2008.